UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2008

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32941	20-3521405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1300, 1105 North Market Street, Wilmington, Delaware	19899
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 651-8321

_______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 24, 2008, Energy Infrastructure Acquisition Corp., a Delaware corporation (the “Company”) received a letter from the NYSE Alternext US LLC, formerly the American Stock Exchange (“Exchange”) confirming the intent of the Exchange to strike the common stock and warrants of the Company from the Exchange by filing a delisting application with the Securities and Exchange Commission (“SEC”) pursuant to Section 1009(d) of the Exchange’s Company Guide.

The letter indicated that as a result of the Company’s initial liquidating distribution of the trust account on November 13, 2008, of $10.0525 per share to the holders of shares of common stock purchased in the Company’s initial public offering the Company has become subject to Sections 1003(c)(iii) and 1002(e) of the Exchange’s Company Guide. Section 1003(c)(iii) states that the Exchange will normally consider suspending dealings in, or removing from the list, securities of an issuer when advice has been received, deemed by the Exchange to be authoritative, that the security is without value, and Section 1002(e) states that the Exchange, as a matter of policy, will consider the suspension of trading in, or removal from listing, any security when, in the opinion of the Exchange an event shall occur or a condition shall exist which makes further dealings on the Exchange unwarranted.

The Company does not intend to take any specific actions in response to the Exchange’s letter.

A copy of the press release announcing receipt of the Exchange’s letter is attached to this Current Report on receipt of Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

No.	Description
99.1	Energy Infrastructure Acquisition Corp. Press Release, dated November 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 26, 2008

ENERGY INFRASTRUCTURE ACQUISITION CORP.

By:	/s/ Marios Pantazopoulos
Name: Marios Pantazopoulos
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Energy Infrastructure Acquisition Corp. Press Release, dated November 26, 2008